UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2011

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Matters

Note: This Amendment No. 1 to the Current Report on Form 8-K dated October 3, 2011 (the “Original Report”), is made to correct the omission of a reference to Item 9.01. Financial Statements and Exhibits and the filing as an exhibit to the Original Report of the press release dated October 3, 2011 issued by Triple-S Management Corporation.

On October 3, 2011, Triple-S Management Corporation (the “Company”) issued a press release announcing that on October 1, 2011, the Puerto Rico Health Insurance Administration (“ASES”) notified Triple-S Salud, Inc. (“Triple-S”) that it had been selected to administer healthcare services for the Metro North, North, San Juan, Northeast and West regions of the Puerto Rico Government’s health insurance program (Medicaid), known as MiSalud, for a 20-month term commencing on November 1, 2011.

The appointment of Triple-S is subject to the execution of a definitive contract with ASES and the approval of the Centers for Medicare & Medicaid Services. While there can be no assurance that the parties will reach agreement, the Company expects to conclude negotiations with ASES within a week.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits

The following exhibit is being furnished with this report:

Exhibit 99.1 Press Release dated October 3, 2011 issued by Triple-S Management Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

October 5, 2011	By:	Ramon M. Ruiz-Comas

Name: Ramon M. Ruiz-Comas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 3, 2011 issued by Triple-S Management Corporation.